AGREEMENT FOR ACQUISITION OF SECURITIES AND INVESTOR REPRESENTATION LETTER


       This Agreement for Acquisition of Securities and Investor Representation Letter is entered into this 24th day of January, 2005, to be effective December 31, 2004 (the "Agreement") by and between Asia Pacific Inc. ("Asia Pacific") and Thomas Harmusial (the "Investor").

       Pursuant to this Agreement, the Investor hereby acquires from Asia Pacific 202,700 shares of the restricted common stock, par value $0.00001 par value (the "Common Stock") of Transax International Limited, a Colorado corporation (the "Company"), and Asia Pacific hereby transfers the 202,700 shares of restricted Common Stock to the Investor in consideration for debt due and owing by Asia Pacific to the Investor.

       In order to induce the Investor to accept this offer by Asia Pacific to transfer the 202,700 shares of restricted Common Stock, Asia Pacific hereby warrants, represents and covenants to the Investor that:

       1. Asia Pacific is a sophisticated investor with such knowledge and experience in financial matters that it is capable of evaluating the relative risks and merits of a transfer of the 202,700 shares of restricted Common Stock now held by it.

       2. Asia Pacific has thoroughly read this Agreement and has had the opportunity to review this Agreement with a competent legal and/or financial professional advisor of its choice.

       3. Asia Pacific has had an opportunity to ask questions of and receive answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

       4. Asia Pacific has been provided access to any information, documents, records and books relating to the Company which it desired, and has had all documents, records and books pertaining to the Company which it has requested, made available or delivered to it.

       5. Asia Pacific understands that by transferring the 202,700 shares of restricted Common Stock to the Investor, it may be foregoing the possibility of substantial appreciation with regard to the shares of Common Stock. It has determined, after making the inquiries referred to in Paragraphs 2, 3 and 4 hereof, as well as other inquiries, that the value of the 202,700 shares of Common Stock is equal to the value of the shares of Common Stock which are being transferred to the Investor as a result of arms-length negotiations.

       6. Asia Pacific acquired the shares of Common Stock by settlement of debt only for investment purposes and not with a view to resell to any party as set forth in the Settlement Agreement between the Company and Asia Pacific dated January 24, 2005, effective December 31, 2004.

       7. Certain circumstances have recently arisen which now require Asia Pacific to transfer the 202,700 shares of restricted Common Stock to the Investor.

       8. To the best of its knowledge and belief, Asia Pacific is neither an issuer, underwriter nor dealer with regard to the Company or its securities.

       9. Asia Pacific is transferring the shares of restricted Common Stock to the Investor pursuant to an exemption from registration in Section 4 (1 1/2) under the Securities Act of 1933, as amended (the "1933 Securities Act"), and applicable exemptions from such state securities acts as may apply.

       10. Asia Pacific represents that it is the exclusive owner of the shares of restricted Common Stock with absolute right, title and interest to such shares of restricted Common Stock. Asia Pacific further represents that it is transferring the 202,700 shares of restricted Common Stock to the Investor free of any liens, pledges, judgments or other encumbrances.

       11. Asia Pacific will execute and deliver to the Company any document, or to do any other act or thing, which the Company may reasonably request in connection with the disposition of the 202,700 shares of restricted Common Stock to the Investor.

       12. Asia Pacific understands the significance to the Investor and to the Company and its officers and directors of the above representations and they are made with the intention that such parties may rely upon them.

       13. Asia Pacific acknowledges that it understands the meaning and legal consequences of the representations and warranties contained above and it hereby agrees to indemnify and hold harmless the Investor and the Company and its respective affiliates, officers, directors, employees and principal shareholders from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty contained in this Agreement.




       In order to induce Asia Pacific to transfer the 202,700 shares of restricted Common Stock to the Investor, the Investor hereby warrants, represents and covenants to Asia Pacific that:

       1. The Investor is a sophisticated investor with such knowledge and experience in financial matters that it is capable of evaluating the relative risks and merits of acquiring the 202,700 shares of restricted Common Stock.

       2. The Investor has thoroughly read this Agreement and had the opportunity to review this Agreement with a competent legal and/or financial professional advisor of its choice.

       3. The Investor has had an opportunity to ask questions of and receive answers from the officers, directors and employees of the Company or a person or persons acting on its or their behalf, concerning the financial position of the Company.

       4. The Investor has been provided access to any information, documents, records and books relating to the Company which it desired, and has had all documents, records and books pertaining to the Company which it has requested, made available or delivered to it.

       5. The Investor is aware that the shares of Common Stock have not been registered under the 1933 Securities Act nor the securities act of any state and may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the 1933 Securities Act and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to the Company and/or its stock transfer agent that such registration is not required under such act or acts. The Investor is further aware that the share certificates evidencing the 202,700 shares of restricted Common Stock acquired hereunder may include the above-described restrictions. The Investor acknowledges that Asia Pacific is transferring the 202,700 shares of restricted Common Stock pursuant to an exemption from registration under the 1933 Securities Act, and applicable exemptions from such state securities acts.

	6.      The Investor further represents and warrants that:

The Investor is acquiring the 202,700 shares of restricted Common Stock solely for its own account and not on behalf of any other person;

The Investor is acquiring the 202,700 shares of restricted Common Stock for investment and not for distribution or with the intent to divide its participation with others or reselling or otherwise distributing the shares of Common Stock;

The Investor will not sell the 202,700shares of restricted Common Stock without registration under the 1933 Securities Act and any applicable state securities laws or exemption therefrom.

       7. Prior to any proposed transfer for value of any or all of the 202,700 shares of restricted Common Stock received by the Investor hereunder, if required by the Company, the Investor shall give written notice to the Company containing such information as the Company or its counsel may request to enable counsel for the Company to determine whether registration is required in connection with such transfer. The Investor shall not effect such proposed transfer without prior written consent of the Company. In this regard, the Investor understands that the Company shall, from time to time, make stop transfer notations in the Company's records to ensure compliance, in connection with any proposed transfer of the 202,700 shares of restricted Common Stock, with the 1933 Securities Act and applicable state securities laws.

       8. The Investor will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the transfer of the 202,700 shares of restricted Common Stock.

       9. The Investor is able to bear the economic risk of an investment in the shares of Common Stock for an indefinite period of time, and further, could bear a total loss of the investment and not change its financial condition which existed at the time of such investment.

       10. The Investor acknowledges that it is acquiring the 202,700 shares of restricted Common Stock from Asia Pacific, that the shares of Common Stock will be deemed "restricted" and the holding period in Rule 144 under the 1933 Securities Act will commence for the Investor as of the date of this Agreement.

       11. The Investor acknowledges that the form of this Agreement has been prepared by counsel of the Company upon the request of the Company, and such firm does not represent the Investor in this transaction.

       12. The Investor understands the significance to Asia Pacific and the Company and its officers and directors of the above representations and they are made with the intention that such parties may rely upon them.

       13. The Investor acknowledges that it understands the meaning and legal consequences of the representations and warranties contained above and it hereby agrees to indemnify and hold harmless Asia Pacific and the Company and its respective affiliates, officers, directors, employees and principal shareholders from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of his contained in this Agreement.



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       IN WITNESS WHEREOF, the parties hereto have executed this  Agreement  as of the dates indicated below to be effective as of the day and year set forth above. The parties hereto acknowledge that this Agreement may be executed in counterpart.


                                              Asia Pacific Limited


Date:_________                                By:_____________________________
                                                 President


                                              ______________________________

Date:_________                                ________________________________
                                              Thomas Harmusial



Acknowledged by:

Transax International Limited

By:_____________________________
   Nathalie Pilon, Chief Financial Officer









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